UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2012

CANNABIS SCIENCE, INC.

(Exact name of registrant as specified in charter)

Nevada	000-28911	91-1869677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6946 N Academy Blvd, Suite B #254 Colorado Springs, CO	80918
(Address of principal executive offices)	(Zip Code)

1.888.889.0888

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 11, 2012, Cannabis Science, Inc. entered into an Asset Purchase Agreement (Exhibit 99.1) with The X-Change Corporation to sell its rights and interest in the Joint Venture Operating Agreement with dupetit Natural Products GmbH for total consideration of $175,000, including 5,000,000 common shares of Cannabis Science, Inc. stock with a fair market value of $150,000 plus the assumption of up to $25,000 in liabilities.  On December 12, 2012, Cannabis Science, Inc. signed an Addendum to Joint Venture Operating Agreement (Exhibit 99.2) with dupetit Natural Products GmbH clarifying voting rights and compensation structure under the Agreement.

Under the Joint Venture Operating Agreement, The X-Change Corporation acquired a 90% interest in all products, brands and trademarks in dupetit Natural Products GmbH and an equivalent participation in net operating profits worldwide.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Richard Cowan resigned as CFO and Director and was appointed to Scientific Advisory Board on December 20, 2012.

Robert Melamede was appointed interim CFO on December 20, 2012.

Chad S. Johnson, Esq. was appointed Director and General Corporate Counsel on November 12, 2012.

Mr. Chad S. Johnson, a native Kansan, is a 1989 graduate of Harvard with a concentration in economics and a 1992 graduate of Harvard Law School.  After a federal clerkship, Mr. Johnson worked as a financial institutions mergers, acquisitions and regulatory attorney for Skadden Arps Slate Meagher & Flom LLP from 1993 through 2000, taking a leave to work full-time on the Gore/Lieberman campaign and subsequent recount effort.  Mr. Johnson served as founder, pro bono general counsel, and/or director for several gay and lesbian civil rights organizations and AIDS charitable organizations during his time at Skadden Arps.  He then served as executive director of the national lgbt democrats’ organization for two years before pursuing various private entrepreneurial ventures while also serving as chief of staff and general counsel for a premier cosmetic surgery center from 2003 to present.  In 2010, Mr. Johnson co-founded and joined the board of directors of the non-profit World AIDS Institute and thereafter the Timothy Ray Brown Foundation of the World AIDS Institute.

Mr. Johnson will serve as our Director and officer until his duly elected successor is appointed or he resigns.  There are no arrangements or understandings between Mr. Johnson and any other person pursuant to which he was selected as an officer or director.  There are no family relationship between Mr. Johnson and any of our officers or directors.  Mr. Johnson has not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Item 9.01 Financial Statements And Exhibits

(d)   Exhibits

Exhibit Number	Description of Exhibit
99.1	Asset Purchase Agreement
99.2	Addendum to Joint Venture Operating Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNABIS SCIENCE, INC.

Date: December 28, 2012	By:	/s/ Dr. Robert J. Melamede
Dr. Robert J. Melamede, President & C.E.O.